Sec. 180.1006                  State of Wisconsin
Wis. Stats.           Department of Financial Institutions


             ARTICLES OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION


A. The present corporate name (prior to any change effected by this amendment) is:

   ACTUANT CORPORATION
   -------------------

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

SECTION 3.1 IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS SET FORTH ON EXHIBIT A ATTACHED HERETO.

THE EFFECTIVE TIME OF THESE ARTICLES OF AMENDMENT SHALL BE AT 8:00 A.M. CENTRAL TIME ON JANUARY 25, 2001.

B.   Amendment(s) adopted on   JANUARY 9, 2001
                               ---------------

(Indicate the method of adoption by checking (X) the appropriate choice below.)

     (       )  In accordance with sec. 180.1002, Wis. Stats. (By the Board of
     Directors)
OR
     (   X   )  In accordance with sec. 180.1003, Wis. Stats. (By the Board of
     Directors and Shareholders)
OR
     (       )  In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.   Executed on   JANUARY 9, 2001             /s/ Robert C. Arzbaecher
                   ------------------------    ---------------------------------
                                                       (Signature)
Title:  (  X  ) President  (    ) Secretary
or other officer title                             Robert C. Arzbaecher
                      ---------------------    ---------------------------------
                                                       (Printed Name)

This document was drafted by     WALTER J. SKIPPER
                                 -----------------
                    (Name the individual who drafted the document)

                                  EXHIBIT A TO
                            ARTICLES OF AMENDMENT OF
                              ACTUANT CORPORATION

     "3.1 Number of Shares and Classes. The aggregate number of shares which the Corporation shall have authority to issue is as follows:

          (a) Class A Common Stock. 16,000,000 shares of Class A Common Stock, having a par value of $.20 per share.
          (b) Class B Common Stock. 1,500,000 shares of Class B Common Stock, having a par value of $.20 per share.
          (c) Cumulative Preferred Stock. 160,000 shares of Cumulative Preferred Stock, having a par value of $1.00 per share."

     Upon the amendment of this Section 3.1, every five (5) issued and outstanding shares of Class A Common Stock, $.20 par value per share (the "Old Common Stock") shall automatically and without action on the part of the shareholders, be converted into and reconstituted as one (1) share of Class A Common Stock, $.20 par value per share (the "New Common Stock"), subject to the treatment of the fractional share interests as described below and every five shares of Class B Common Stock and Cumulative Preferred Stock authorized shall automatically and without action on the part of the shareholders, be converted into and reconstituted as one (1) share of Class B Common Stock or Cumulative Preferred Stock, respectively. Each holder of a certificate or certificates that, immediately prior to this Amendment becoming effective pursuant to the Wisconsin Business Corporation Law, represented outstanding shares of the Old Common Stock (the "Old Certificates") shall be entitled to receive a certificate or certificates for the number of shares of New Common Stock they own by presenting their Old Certificates to the Corporation's transfer agent for cancellation and exchange. No scrip or fractional certificates shall be issued. The Corporation shall aggregate and sell any fractional interests of a shareholder and remit the proceeds from such sale to shareholders that would otherwise receive fractional shares.